UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): October 26, 2016

COLLEGIUM PHARMACEUTICAL, INC.

(Exact Name of Registrant as Specified in Charter)

Virginia	001-37372	03-0416362
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

780 Dedham Street
Suite 800
Canton, MA 02021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 713-3699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On October 26, 2016, Collegium Pharmaceutical, Inc., a Virginia corporation (“Collegium”), entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Piper Jaffray & Co. as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale of 5,000,000 shares (the “Firm Shares”) of common stock, par value $0.001 per share, of Collegium. The price to the public in this offering is $16.00 per share, and the Underwriters agreed to purchase the Firm Shares from Collegium pursuant to the Underwriting Agreement at a price of $15.04 per share.

In addition, under the terms of the Underwriting Agreement, Collegium granted the Underwriters an option, exercisable for 30 days after October 26, 2016, to purchase up to 750,000 additional shares of common stock (the “Additional Shares” and collectively with the Firm Shares, the “Shares”) at a price of $15.04 per share.

The net proceeds to Collegium from the issuance and sale of the Firm Shares are expected to be approximately $75 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by Collegium.

The offering is expected to close on or about October 31, 2016, subject to customary closing conditions set forth in the Underwriting Agreement. Jefferies LLC and Piper Jaffray & Co. are acting as the book-running managers. William Blair & Company, L.L.C., Needham & Company, LLC and Janney Montgomery Scott LLC are acting as co-managers for the offering. The offering is being made pursuant to the effective registration statement on Form S-3 (File No. 333-213964) filed by Collegium and declared effective by the Securities and Exchange Commission on October 18, 2016, and a prospectus supplement dated October 26, 2016 thereunder.

The Underwriting Agreement contains customary representations, warranties and covenants of Collegium, customary conditions to closing, indemnification obligations of Collegium and the Underwriters (including for liabilities under the Securities Act of 1933, as amended) and termination and other provisions customary for transactions of this nature. The representations, warranties and covenants of Collegium contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Collegium.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K. A copy of the opinion of Pepper Hamilton LLP relating to the legality of the issuance and sale of the Shares in the offering is attached as Exhibit 5.1 hereto.

Item 8.01                                           Other Information.

On October 26, 2016, Collegium issued a press release announcing the pricing of the offering. A copy of this press release is attached as Exhibit 99.1 hereto.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits:

Exhibit No.	Description
1.1	Underwriting Agreement, dated October 26, 2016.
5.1	Opinion of Pepper Hamilton LLP.
23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).
99.1	Press Release dated October 26, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLEGIUM PHARMACEUTICAL, INC.

Date: October 27, 2016	By:	/s/ Paul Brannelly
		Name:	Paul Brannelly
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated October 26, 2016, by and among Collegium and the Underwriters.
5.1	Opinion of Pepper Hamilton LLP.
23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).
99.1	Press Release dated October 26, 2016.